UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 15, 2021

COMMSCOPE HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36146	27-4332098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 CommScope Place, SE

Hickory, North Carolina 28602

(Address of principal executive offices)

Registrant’s telephone number, including area code: (828) 324-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COMM	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2021, CommScope Holding Company, Inc. (the “Company”) and Frank B. Wyatt, II agreed that, after more than twenty-five years of service to the Company, Mr. Wyatt will step down as the Company’s Senior Vice President, Chief Legal Officer/General Counsel and Secretary, effective as of May 10, 2021, and his employment with the Company will cease on June 1, 2021. Since joining CommScope in 1996 as its first Chief Legal Officer/General Counsel, Mr. Wyatt has played an instrumental role in guiding CommScope through much of its growth, helping the Company mature through various market cycles, transformational acquisitions and evolving industry dynamics. Most recently, Mr. Wyatt led the Company’s legal efforts around the planned spin-off of its Home Networks business.

Mr. Wyatt will receive the severance and benefits that he is entitled to receive as a result of the termination of his employment without cause pursuant to the Company’s severance policy, contingent upon his execution of a separation agreement containing a general release of claims. Pursuant to such policy, Mr. Wyatt will receive a lump sum payment equal to his base salary and, if he elects to continue healthcare coverage under COBRA, the Company will pay its portion for such continuing coverage for a period of two months or for such longer time as required by law. In addition, the Company will pay Mr. Wyatt his target 2021 bonus (equal to 75% of his base salary) at the time that bonuses are paid to other executive officers in 2022. A copy of Mr. Wyatt’s Separation Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On April 15, 2021, the Company announced that Justin Choi will succeed Mr. Wyatt as the Company’s Chief Legal Officer. Mr. Choi most recently served as executive vice president, general counsel, secretary and chief compliance officer of Anixter International, Inc., from 2012 through its sale in 2020. Mr. Choi previously served as general counsel and in senior legal positions at Andrew Corporation, Trustwave Holdings, Inc. Avaya Inc. and Lucent Technologies. Throughout his career, he has had extensive experience advising boards and executive management teams on corporate governance, risk and crisis management, and M&A transactions, while developing high performing legal departments to support the achievement of business objectives. Mr. Choi holds a Juris Doctorate from the Northwestern University School of Law and a B.A. in Philosophy from Johns Hopkins University.

A copy of the press release announcing these changes is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit.	Description.

10.1	Separation Agreement, dated April 15, 2021, by and between Frank. B. Wyatt, II and CommScope, Inc.

99.1	Press release, dated April 15, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2021	COMMSCOPE HOLDING COMPANY, INC.

	By:	/s/ Alexander W. Pease
	Name:	Alexander W. Pease
	Title:	Executive Vice President
and Chief Financial Officer